PUBLIC OFFERING UNDERWRITING AGREEMENT CHINA AGRI-BUSINESS, INC.

        Common stock and Warrants ($0.001 par value) ____________, 2007

                        , 2007 CONFIDENTIAL DRAFT NO. 1

                          FOR DISCUSSION PURPOSES ONLY

Spencer Edwards, Inc.   [ = need information
6041 South Syracuse Way
Suite 305
Englewood, CO 80111

Gentlemen:

CHINA AGRI-BUSINESS, INC., a Maryland corporation (the "Company") hereby confirms its agreement with Spencer Edwards, Inc., a Colorado corporation (the "Underwriter") regarding the participation by the Underwriter in the Public Offering (hereinafter defined), and agrees, as follows:

SECTION 1 Description of Securities

1.01. Public Offering. The Company represents, covenants, warrants, and agrees that its authorized, issued and outstanding capitalization, when the Public Offering of the Common Stock (hereinafter defined) contemplated hereby is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the Registration Statement (as such terms are hereinafter defined or described). The Company proposes to issue, and engages Underwriter to offer and sell by Public Offering pursuant to the registration provision of the Securities Act of 1933, as amended (the "Act") provided by Form SB-2 thereunder, Units consisting of duly authorized $0.001 par value Common stock of the Company and warrants to purchase $0.001 par value Common stock of the Company on a "best efforts" basis. Each Unit shall consist of (i) one share of $0.001 par value Common stock of the Company, (ii) one warrant to purchase one share of the Company's $0.001 par value Common Stock at an exercise price of $1.50 per share (the "$1.50 Unit Warrants"), and (iii) one warrant to purchase one share of the Company's $0.001 par value Common Stock at an exercise price of $2.00 per share (the "$2.00 Unit Warrants"). The $1.50 Unit Warrants shall be exercisable for a period of three years from the date of issuance. The $2.00 Unit Warrants shall be exercisable only if the holder of such Warrant has exercised and paid to the Company the exercise price of the $1.50 Warrants in full. If they become exercisable, the $2.00 Unit Warrants will remain exercisable for a period of three years from the date of issuance. The warrants contain a call provision, as described in the Registration Statement, which will require, upon 30 days notice to the record holder of the Unit Warrants, that the holder exercise the Unit Warrants or forfeit the right to exercise them at the end of the 30-day period. The maximum Units offered pursuant to this offering is 1,000,000 Units for a total sales price of $1,000,000. The minimum Units offered pursuant to this offering is 300,000 Units for a total sales price of $300,000.

The Units to be authorized, issued, offered and sold pursuant to the Public Offering contemplated by this Agreement shall be offered and sold at a price of $1.00 per Unit on the terms hereinafter set forth.

SECTION 2
Representations and Warranties of the Company

In order to induce the Underwriter to enter into this Agreement, the Company hereby represents, warrants, and covenants to and agrees with the Underwriter as follows:

2.01. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form SB-2 (File No. 333- ______), including a preliminary prospectus, relating to the Shares to be sold in the Public Offering. Such registration statement, as amended at the time that it becomes effective, is referred to

      1 collectively in this Agreement as the "Registration Statement," and the prospectus in the form filed with the Commission as part of the Registration Statement or pursuant to its Rule 424(b) filing, if any, after the Registration Statement becomes effective is referred to collectively as the "Prospectus." As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement and all amendments thereto, including all exhibits and financial statements, when it becomes final (the "Offering Commencement Date"). The term "Registration Statement" refers to and means the Registration Statement on the Offering Commencement Date; and the term "Preliminary Registration Statement" refers to and means any preliminary Registration Statement before it becomes final.

2.02. Preliminary Prospectus. Each preliminary Prospectus that is filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto and distributed by the Underwriter or a selected dealer to potential purchasers complied, when so filed, in all material respects with the provisions of the Securities Act, except that this representation and warranty does not apply to statements in or omissions from information relating to the Underwriter in the last paragraph on the front cover of the Prospectus and in the section of the Prospectus entitled "Plan of Distribution" that were made in reliance upon and conformity with information furnished to the Company by the Underwriter expressly for use therein.

2.03. Accuracy of the Registration Statement. The Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus filed as part of such Registration Statement and in the form first filed with the Commission under its Rule 424(b) filing, if any, and when any supplement thereto is filed with the Commission, will comply in all material respects with the provisions of the Securities Act and will not contain at any such times an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from information relating to the Underwriter in the last paragraph on the front cover of the Prospectus and in the section of the Prospectus entitled "Plan of Distribution" that were made in reliance upon and conformity with information furnished to the Company by the Underwriter expressly for use therein.

2.04. Financial Statements. The Company's financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus, present fairly the financial position and the results of operations of the Company at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the financial and statistical information and data set forth in the Registration Statement and the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company; provided, however, that any interim unaudited financial statements of the Company included in the Registration Statement and the Prospectus are subject to normal year-end adjustments and lack footnotes and other presentation items. The Company has no material contingent obligations that are not disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto).

2.05. No Material Adverse Change. Except as may be reflected in or contemplated by the Registration Statement and the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and the Prospectus, and prior to the Closing Date, (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligation, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (iv) there shall not have been nor will there be any change in the capital stock or long-term debt (except current payments) of the Company; and
(v) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock.

2.06. No Defaults. The Company is not in default in the performance of any obligation, agreement, or condition contained in any debenture, note or other evidence of indebtedness, or any indenture or loan agreement of the Company, other than as set forth in the Registration Statement and the Prospectus. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or bylaws of the Company, or any note,

      2 indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency, or body is not required for the consummation of the transactions herein contemplated except such as may be required under Form SB-2 or under the blue sky or securities laws of any state or jurisdiction.

2.07. Incorporation and Standing. The Company is, and at the Closing Date will be, duly incorporated and validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with an authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and the Prospectus; the Company has full power and authority to enter into this Agreement; the Company owns, free and clear of any lien, charge, or encumbrance, all of the property and rights to property as set forth in the Registration Statement and the Prospectus; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification.

2.08. Legality of Outstanding Stock. The outstanding common stock of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, and will conform to all statements with regard thereto contained in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, or other rights to subscribe for, purchase, or receive shares of the Company's common stock or any other security convertible into common stock.

2.09. Legality of Units. The common shares and warrants included in the Units have been duly and validly authorized and when issued, are fully paid and non-assessable. The securities constituting the Units, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. A sufficient number of shares of stock have been reserved for issuance upon exercise of the warrants with regard thereto in the Registration Statement and the Prospectus.

2.10. Prior Sales. No securities of the Company have been sold by the Company or by, or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within three years prior to the date hereof, except as set out in the Registration Statement and the Prospectus.

2.11. Litigation. Except as set forth in the Registration Statement and the Prospectus, there is, and at the Closing Date there will be, no action, writ, or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.

2.12. Common Stock. Upon delivery of and payment for the Units to be sold by the Company as set forth in Section 1.01 of this Agreement, the purchasers will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges, and claims whatsoever; and the Company will have on the Offering Commencement Date and at the time of delivery of such Units, full legal right and power and all authorization and approval required by law to sell, transfer, and deliver such Units, including the Company's common stock and warrants in the manner provided hereunder.

2.13. Finder. The Company and the Underwriter represent to each other that no person has acted as a finder in connection with the transactions contemplated herein and each will indemnify the other party with respect to any claim for finder's fees in connection herewith.

2.14. Exhibits. There are no contracts or other documents which are required to be included as exhibits to the Registration Statement and the Prospectus by Form SB-2 or by the Rules and Regulations which have not been so included and each contract to which the Company is a party and to which reference is made in the Registration Statement and the Prospectus has been duly and validly executed, and is in full force and effect in all material

      3 respects in accordance with its terms, and none of such contracts has been assigned by the Company; and the Company knows of no present situation or condition of fact which would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

2.15. Tax Returns. The Company has filed all federal and state tax returns which are to be filed, and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

2.16. Property. Except as otherwise set forth in or contemplated by the Registration Statement and the Prospectus, the Company has good title, free and clear of all liens, encumbrances, and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company.

2.17. Licenses and Permits. The Company holds all material licenses, certificates and permits from governmental authorities that are necessary to the conduct of their businesses; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights in any manner material to the business of the Company taken as a whole.

2.18. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.19. Price of any Security. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.20. Related Parties. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and the Registration Statement that is not so fully and accurately described.

2.21. Investment Company. The Company is not and, after giving effect to the offer and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

2.22. Accuracy of Statistical and Market-Related Data. Any statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required

2.23. Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this contract is the valid, binding, and legally enforceable obligation of the Company.

SECTION 3
Issue, Sale and Delivery of the Units; Post Closing Agreements

      4

3.01.01. The Company hereby appoints the Underwriter as its exclusive agent from the Offering
Commencement Date for a period of ninety days from the date of the Registration Statement, which period may be extended for not more than an additional sixty days upon the mutual agreement of the Underwriter and the Company. The Underwriter, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Units. "Best efforts" as used in this Agreement in connection with the Underwriter shall mean that effort which would be employed by a reasonably diligent broker-dealer in the position of the Underwriter. The price at which the Underwriter shall sell the Units in public offering transactions, as agent for the Company, shall be $1.00 per Unit, and the Company shall pay the Underwriter a commission of eight percent (8%) of the offering price for each share and other compensation as described in this Underwriting Agreement.

      3.01.02. Upon completion of the Public Offering, the Company will issue to the Underwriter warrants to purchase common shares of the Company equal to ten percent (10%) of the common shares sold in the Public Offering at a strike price of $1.00 per share. Such warrants will not be exercised before one year from the date of their issuance and not after five years from the date of their issuance. The Company will, on a single occasion upon the request of the Underwriter, after the expiration of the one-year holding period, take all steps necessary (or as reasonably requested by the Underwriter) to permit the registration and sale of the Underwriter's shares. All costs and expenses in connection therewith will be paid by the Company. In addition and not in lieu of the foregoing right, the Company, from time to time, will notify all holders of the Underwriter's shares of the Company's intention to take steps necessary for a registration of its securities (whether by the Company or by any security holder of the Company) and, if required by law or deemed necessary by the Underwriter to enable or permit a registration thereof, will provide, at the Company's cost and expense, piggy-back registration and/or sale rights to the holders of the Underwriter's shares. Notwithstanding the foregoing, all expenses of selling the Underwriter's shares, including but not limited to brokerage commissions and transfer fees, shall be borne by the holders of the Underwriter's shares.

3.01.03. Engraved certificates in such form that they can be negotiated by the purchasers thereof (issued in such denominations and in such names as the Underwriter may direct the transfer agent to issue) for the common stock and warrants to purchase common stock shall be made available by the Company to the Underwriter for checking and packaging at the offices of the transfer agent at least two full business days prior to the initial Closing Date; it being understood that the directions from the Underwriter to the transfer agent shall be given at least three full business days prior to the initial Closing Date.

3.01.04. An Escrow Account shall be established at Corporate Clearing Trust, Wells Fargo Bank, N.A 1740 Broadway, MAC C7300-107, Denver, CO 80274 (the Escrow agent). During the period of the offering contemplated hereby, payment for Units shall be in clearing house funds, and the Underwriter and selected dealers shall request that all checks and other orders in payment for the Units be made payable to the order of CHINA AGRI-BUSINESS, INC., Escrow Account, Corporate Clearing Trust, Wells Fargo Bank, N.A. Such checks and orders shall be transmitted by the Underwriter and selected dealers to the Escrow Account at Wells Fargo Bank, N.A. Corporate Trust Clearing by noon of the next business day following receipt. Funds may be wired to the Escrow Account via Wells Fargo Bank, N.A. Corporate Trust Clearing ABA 121000248 at the Account Number issued by Wells Fargo Bank for the Escrow for further credit to CHINA AGRI-BUSINESS, INC. Interim closings may be held weekly during the term of the offering or otherwise as fixed by notice in writing to be given by the Underwriter to the Company and the Escrow agent.

3.01.05. The time and date of delivery and payment hereunder are herein called the "Closing Date" and shall take place at the office of the Company on each Friday and on such other dates and after such times as will be fixed by notice in writing to be given by the Underwriter to the Company and the Escrow agent. The Closing Dates and places may be changed by the agreement of the Underwriter and the Company.

3.01.06. The certificates so delivered for the Units shall be registered in the names of the purchasers thereof for the number of shares purchased by each, as may be required by the Underwriter in the notice.

      3.02. The Company shall reimburse the Underwriter for its expenses and overhead in the form of a nonaccountable expense allowance in an amount equal to three percent (3%) of the total proceeds realized from the sale of the Units in the offering, but shall not include the following, all of which will be paid by the Company: all

      5 costs and expenses incident to the issuance, offer, sale and delivery of the Units including all expenses and fees incident to the Registration Statement and the "COBRA" filing of the Public Offering with NASD Corporate Finance; the costs and counsel fees of qualification under state securities laws; fees and disbursements of counsel and accountants for the Company; costs of preparing, printing and mailing as many copies of the Registration Statement and/or Prospectus, related exhibits, blue sky memoranda, underwriting agreements, selected dealer agreements and other underwriting documents, as the Underwriter may deem necessary, including all amendments and supplements of the Registration Statement; for any disbursements made on behalf of the Company, on a pre-approved budget basis, for the travel, meal and hotel costs of any of the Underwriter's personnel to attend meetings with or on behalf of the Company. The Underwriter shall have the option and the Company hereby consents to the Underwriter deducting the above reimbursements from proceeds payable to the Company from any escrow account maintained with respect to an offering by the Company. The Company shall also bear the expenses of due diligence meetings, at which time potential investors or broker dealer group members will be introduced to the Company, and any and all other expenses customarily paid by the Company in a Public Offering, all of which will be paid directly by the Company or if advanced by the Underwriter, reimbursed directly to the Underwriter by the Company or reimbursed to the Underwriter from the Company's escrow distributions and deducted from any escrowed amount payable to the Company at the time of each Closing Date. In addition, the Company shall pay all of the following costs: (i) during the period specified in Section 6.05 below but not exceeding nine months after the date on which the Units are first offered to the public, cost of delivery to the Underwriter and dealers through whom Shares may be sold (including postage, air freight and the expenses of counting and packaging) of such copies of the Registration Statement, the Prospectus, each preliminary Prospectus and amendments or supplements to the Registration Statement and the Prospectus as may be requested for use by the Underwriter or by dealers through whom Shares may be sold in connection with the offering and sale of the Shares and during such period of time thereafter as the Prospectus is required, in the judgment of the Company or in the opinion of counsel for the Underwriter, to be delivered in connection with the offer and sale of the Shares by the Underwriter and by dealers, (ii) filing fees and costs associated with the inclusion of the shares for trading on the NASDAQ SmallCap Market; (iii) the costs of all informational and/or investor due diligence meetings and (iv) the performance by the Company of its other obligations under this Agreement. The Underwriter shall pay its own costs and expenses except as otherwise provided in this Agreement.

3.03. The parties hereto respectively covenant that as of the Closing Date the representations and warranties herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all respects be true and correct.

3.04. The Underwriter covenants that, reasonably promptly after the Closing Date, it will supply the Company with all information required from the Underwriter as the Company may reasonably request to be supplied to the securities commissions of such states in which the Units have been qualified for sale or such other regulatory or reporting agencies as may be required.

3.05. The Company agrees that Underwriter has the right to place tombstone advertisements describing its services to the Company under this agreement in its website as well as in financial and other newspapers and journals at its own expense following the date on which the Public Offering closes. Notwithstanding the foregoing, the Placement Agent shall provide the Company with a copy of any such advertisement for its approval (which shall not be unreasonably withheld or delayed) no less than three (3) business days before the public release of the advertisement.

SECTION 4
Offering of the Units on Behalf of the Company

4.01. In offering the Units for sale, the Underwriter shall offer the Units solely as an agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and the Prospectus. The Underwriter shall commence making such offer as an agent for the Company as soon after the Offering Commencement Date as it may deem advisable.

4.02. The Underwriter may invite registered dealers selected by it ("Participating Dealers") to offer and sell the shares for the account of the Company pursuant to a form of Selected Dealers Agreement, pursuant to which the Underwriter may allow such concession (out of its underwriting commission and Underwriter Warrants) as it may

      6 determine, within the limits set forth in the Registration Statement and the Prospectus, and all such sales by Participating Dealers shall be as agents for the accounts of their customers.

4.03. On each sale by the Underwriter of any of the Units by Participating Dealers, the Underwriter shall require the Participating Dealer offering any Units to agree to offer the shares on the terms and conditions of the offering set forth in the Registration Statement and the Prospectus.

SECTION 5 Registration Statement

5.01. Prior to commencement of this Offering, the Company shall deliver to the Underwriter, without charge, two copies of the Registration Statement, including all financial statements and exhibits included therewith, any documents, contracts or other agreements referenced in the Registration Statement and any amendments or supplements thereto. The Company shall deliver to the Underwriter, without charge, as many copies of the Registration Statement and any amendment or supplement thereto, including such financial statements, exhibits, and any documents, contracts or other agreements referenced in the Registration Statement as may be requested by the Underwriter for Underwriter's selling group due diligence requests.

5.02. The Company will deliver to the Underwriter, without charge, prior to the Offering Commencement Date, as many copies of each Preliminary Registration Statement as may be reasonably required by the Underwriter. The Company consents to the use of such documents by the Underwriter and by dealers prior to the Offering Commencement Date.

5.03. The Company will procure, at its expense, as many printed copies of the Registration Statement as the Underwriter may reasonably require for the purposes contemplated by this Agreement and shall deliver said printed copies of the Registration Statement to the Underwriter as soon as practical after the Offering Commencement Date.

5.04. If during such period of time as in the opinion of the Underwriter or its counsel a Registration Statement relating to this Public Offering is required to be delivered under Form SB-2, or any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Registration Statement as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Offering Commencement Date of the Registration Statement to amend or supplement the Registration Statement to comply with Form SB-2, the Company will forthwith notify the Underwriter thereof and prepare and file with the securities commissions of such states in which the offering is qualified for sale such further amendment to the Registration Statement or supplemented or amended Registration Statement as may be required and furnish and deliver to the Underwriter and to others whose names and addresses are designated by the Underwriter, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Registration Statement which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Registration Statement not misleading in the light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with Form SB-2 and the Act.

5.05. The Company authorizes the Underwriter and the Participating Dealers, if any, in connection with the distribution of the Units and all dealers to whom any of the Units may be sold by the Underwriter or by any Participating Dealer, to use the Registration Statement, as from time to time amended or supplemented, in connection with the offering and sale of the Units and in accordance with the applicable provisions of Form SB-2, the applicable Rules and Regulations and applicable state blue sky or securities laws.

SECTION 6 Covenants of the Company

The Company covenants and agrees with the Underwriter that:

6.01. The Company will endeavor to cause the Registration Statement to become effective and will advise

      7 the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing (i) when the Registration Statement has become effective and when any amendment thereto thereafter becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any state or jurisdiction, or the initiation or contemplation of any proceeding for such purposes and (iv) within the period of time referred to in Section 6.05 below, of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus (as then amended or supplemented) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

6.02. The Company will furnish the Underwriter, without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment to it, including financial statements and all exhibits thereto, and will also furnish to the Underwriter, such number of conformed copies of the Registration Statement (without exhibits) as originally filed and of each amendment thereto as the Underwriter may reasonably request.

6.03. The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Underwriter shall not have been advised previously or to which the Underwriter shall reasonably object in writing promptly after being so advised.

6.04. Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to the Underwriter, without charge, in such quantities as the Underwriter have requested or may hereafter reasonably request, copies of each form of preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers to whom Shares may be sold, prior to the effective date of the Registration Statement, of each preliminary Prospectus so furnished by the Company.

6.05. On the effective date of the Registration Statement and thereafter from time to time, for such period as in the opinion of counsel for the Underwriter a Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, the Company will deliver to the Underwriter and each dealer through whom Shares may be sold, without charge (except as provided below), as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of such Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers through whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company, or in the opinion of counsel for the Underwriter, requires that a material fact be stated in the Prospectus (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Company, at its own expense (except as provided below), will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Underwriter and each dealer through whom Shares may be sold, without charge (except as provided below), a reasonable number of copies thereof.

6.06. The Company will cooperate with the Underwriter and the Underwriter's counsel in connection with the registration or qualification of the Shares for offer and sale by the Underwriter and by dealers through whom Shares may be sold under the securities or blue sky laws of such jurisdictions as the Underwriter may reasonably designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than those arising out of the offer and sale of the Shares, in any jurisdiction where it is not

      8 now so subject. At the cost of the Company, the attorneys for the Company shall prepare for and deliver to the Underwriter a "Blue Sky Memorandum" describing and opining upon the states in which qualification for sale or exemption from registration or qualification has taken place.

6.07. The Company will file all reports and other information that it is required to file after the Closing Date pursuant to Section 13 or Section 15(d), as the case may be, of the Exchange Act as necessary to permit the Underwriter to serve, in its sole discretion, as a market maker with respect to the Common Stock.

6.08. The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending no later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and any applicable regulation.

6.09. During the period of five years hereafter, the Company will furnish to the Underwriter, without charge, as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission and from time to time such other proper information concerning the business and financial condition of the Company as the Underwriter may reasonably request.

SECTION 7 Effectiveness of Agreement

7.01. This Agreement shall become effective at 7:00 A.M., Denver time, on the first business day the Public Offering is determined to be final and available for sale by mutual agreement of the Company and the Underwriter (the "Offering Commencement Date" for purposes of this agreement). Such Offering Commencement Date shall be printed on the front cover of the Registration Statement.

SECTION 8
Conditions of the Underwriter's Obligations

The Underwriter's obligations to act as agent of the Company hereunder and to find purchasers for the Units and to make payment to the Company hereunder on the Closing Date shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

8.01. On or prior to the Closing Date, no order suspending offers or sales pursuant to the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission or any state regulatory agency and no statements in the Registration Statement nor any amendment thereto shall have been included to which counsel to the Underwriter shall have not given their consent.

8.02. The Underwriter shall not have disclosed in writing to the Company that the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

8.03. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of terrorist activity, fire, explosion, flood, accident, calamity or any other cause, of such character as it materially adversely affects its business or property considered as an entity, whether or not such loss is covered by insurance.

8.04. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, operations, financial condition or income of the Company considered as a whole.

      9

8.05. Except as contemplated herein or as set forth in the Registration Statement, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement and prior to the Closing Date, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the most recent balance sheet included in the Registration Statement, and (ii) except in the ordinary course of its business, shall not have incurred any liabilities or obligations (direct or contingent), disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. At the Closing Date, the capital stock and surplus accounts of the Company shall be substantially the same as at the date of the most recent balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Units, other than as may be set forth in the Registration Statement. The shares underlying the Units offered and sold in Public Offering transactions shall represent approximately [26%] of the total shares of the Company's outstanding stock if the maximum number of Units are sold.

8.06. The authorization of the stock, the Registration Statement and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Underwriter, and the Company shall have furnished such counsel such documents as they may have requested to enable them to pass upon the matter referred to in this subparagraph.

8.07. The Company shall have furnished to the Underwriter the opinion, dated the Closing Date, addressed to the Underwriter, of counsel to the Company, to the effect that:

(i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement.

(ii) The Company is duly qualified and licensed to transact business in each state or other jurisdiction in which the Company transacts business and by each governmental authority by which the Company is required to be licensed.

(iii) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement; the Units and underlying securities, and the outstanding common stock of the Company conform to the statements concerning them in the Registration Statement; the outstanding common stock of the Company has been duly and validly issued and is fully paid and non-assessable and contains no preemptive rights; there are no outstanding options, warrants, or other rights to subscribe for purchase, or receive shares of the Company's common stock or securities convertible into common stock except as described in the Registration Statement; the stock and warrants making up the Units has been duly and validly authorized and, upon issuance thereof and payment therefore in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities and claims whatsoever and will not be subject to the preemptive rights of any shareholder of the Company.

(iv) The certificates for the Shares are in proper legal form.

(v) Except for the order of the Commission making the Registration Statement effective and any permits and similar authorizations required under other securities or blue sky laws, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the sale of the Shares to the purchasers through the Underwriter as contemplated by this Agreement.

(vi) The issuance and sale of the Units and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the articles of incorporation, or bylaws of the Company, or any note, indenture, mortgage, deed of trust, or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its property is bound or any existing law, order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

(vii) The Registration has been declared effective by the Commission under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission or any state regulatory agency, and the Registration Statement and each amendment and supplement thereto, comply as to form in all material respects with the requirement of Form SB-2 and the Rules and Regulations thereunder (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement), and such counsel have no reason to believe that either the Registration Statement or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement and such contracts are sufficiently summarized or disclosed therein or included therewith, and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is subject of such a character required to be disclosed in the Registration Statement which are not disclosed and properly described therein.

(viii) This Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Underwriter) is a valid and binding agreement of the Company enforceable in accordance with its terms, except in all cases as rights of indemnity or contribution hereunder may be limited under applicable law and except as the enforceability hereof may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or general equitable principles.

(ix) The Company has good and valid title to all of the real property described in the Registration Statement as owned by the Company, free and clear of all security interests, mortgages, liens, and encumbrances, except as may be specifically described.

(x) To the knowledge of such counsel, there are no pending or threatened legal or governmental proceedings to which the Company is a party or of which any property of the Company is the subject, which, if determined adversely to the Company or the Bank, would individually or in the aggregate have a material adverse effect on the financial position or results of operations of the Company.

(xi) Any opinions of counsel for the Company previously furnished to the Underwriter remain valid, true, correct and in full force and effect.

8.08. The Company shall have furnished to the Underwriter a certificate of the President and the Treasurer of the Company, dated as of the Closing Date, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.

(iii) The respective signers have each carefully examined the Registration Statement and any amendments and supplements thereto and to the best of their knowledge the Registration Statement and any amendments and supplements thereto contain all statements required to be stated and correct, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Offering Commencement Date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Registration Statement which has not been so set forth.

      11

(iv) Except as set forth in the Registration Statement, since the respective dates as of which information is given in the Registration Statement and prior to the date of such certificate, (i) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of the Company, and (ii) the Company has not incurred any liabilities, direct or contingent, or entered into any transaction, other than in the ordinary course of business.

(v) Subsequent to the respective dates as of which information is given in the Registration Statement, no dividends or distributions whatsoever have been declared and/or paid on or with respect to the common stock of the Company.

8.09. All of the Units being offered by the Company shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

8.10. The Units shall be qualified and the Blue Sky Memorandum and opinion provided as provided in Section 6.06 of this Agreement, and each qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

8.11. All opinions, letters, certificates, and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions thereof only if they are in form and substance satisfactory to counsel to the Underwriter, whose approval shall not be unreasonably withheld.

8.12. The Company shall also supply such other good standing, tax, incumbency and other certificates, as the Underwriter shall reasonably request.

8.13. Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

SECTION 9 Termination

9.01. This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions, or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 5, 6 and 9 hereof) within the respective times herein provided, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

9.02. This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, solicitation for sale of, payment for and/or delivery of the Units is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or trading in securities generally on any established stock exchange or over the counter markets shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) any material adverse change in market conditions, including but not limited to terrorist activities, war or other national calamity, shall have occurred, or (iii) the condition of the market (either generally or with reference to the sale of the Units to be offered hereby) or the condition of any matter affecting the Company or any other circumstance is such that it would be undesirable, impracticable, or inadvisable, in the sole judgment of the Underwriter, to proceed with this Agreement or with the Public Offering.

9.03. Except as to the reimbursement of actual out of pocket expenses incurred by the Underwriter pursuant to Paragraph 3.02 hereof, any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto. No party shall be liable under this Agreement or for any matter related to the Public Offering for loss of anticipated profits or consequential damages.

      12

SECTION 10
Underwriter's Representations and Warranties

The Underwriter represents and warrants to and agrees with the Company that:

10.01. Registered Broker-Dealer. The Underwriter is registered as a broker-dealer with the Securities and Exchange Commission and is registered as a broker-dealer in the State of Colorado and is a member in good standing of the National Association of Securities Dealers, Inc.

10.02. Anti-Money Laundering Compliance Programs. The Underwriter represents to the Company that the Underwriter has established and implemented anti-money laundering compliance programs in accordance with NASD Rule 3011 and Section 352 of the Money Laundering Abatement Act, which among other things, are reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of the Units.

10.03. Customer Identification Program ("CIP"). The Underwriter represents to the Company that the Underwriter has established and implemented a customer identification program meeting the requirements of the PATRIOT Act and the CIP Rule.

10.04. Limitation of Offer. The Underwriter will offer the Units only to persons who meet the financial qualifications set forth in the applicable Registration Statement or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required.

10.05. Privacy Laws. The Underwriter agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB Act"), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time. The Underwriter agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law.

SECTION 11
Indemnification and Contribution; Third Party Beneficiary.

All agreements, indemnities, representations, warranties and covenants of the Company contained herein relating to the Offering of Units, which agreements, indemnities, representations, warranties and covenants, by their terms, run to Agents other than the Underwriter, may be relied upon and enforced by such Agents as third party beneficiaries hereunder and thereunder.

11.01. The Company agrees to indemnify and hold the Underwriter and each of the Participating Dealers ("other Agents") and any shareholders, officers, directors and employees of the Underwriter and such other Agents including, any controlling person (as defined in either Section 15 of the Securities Act, or in Section 20 of the Exchange Act) ("Controlling Person") of the Underwriter and such other Agents, harmless against any and all losses, claims, damages or liabilities or expense whatsoever (including legal fees and expenses and court costs) to which they may become subject in connection with any action, suit, proceeding or claim, public or private, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities or expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent where such information is furnished to the Company specifically for inclusion in such Registration Statement and the Prospectus by or on behalf of the party to which the information relates.

11.02. Each Agent (including the Underwriter) severally agrees as to itself to indemnify and hold the Company or any shareholders, officers, directors or employees of the Company or any Controlling Person of the Company harmless against any and all losses, claims, damages, liabilities or expenses whatsoever (including legal fees and expenses and court costs) to which the Company may become subject in connection with any action, suit,

      13 proceeding or claim, public or private, to the same extent as the foregoing indemnity from the Company to the Agents, but only with reference to information relating to any Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement and the Prospectus.

11.03. Each Agent (including the Underwriter) severally agrees as to itself to indemnify and hold the Company or any shareholders, officers, directors or employees of the Company or any Controlling Person of the Company harmless against any losses, claims, damages or liabilities or expense whatsoever (including legal fees and expenses and court costs) to which the Company may become subject in connection with any action, suit, proceeding or claim, public or private, arising out of, relating to or in connection with (i) any actual or alleged breach or violation by the Agent or the Underwriter of any of its representations, warranties, covenants or agreements contained in this Agreement or the Escrow Agreement or (ii) any actual breach by the Agent or the Underwriter of any applicable federal or state law, rule or regulation, or the requirements of any securities self-regulatory organizations of which the Agent or the Underwriter is a member.

11.04. Promptly after receipt by an indemnified party under subsection 11.01, 11.02, or 11.03 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, provided, however, that an indemnifying party shall be relieved from liability under any subsection of this Section 11 to the extent that it has been prejudiced by such omission. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one separate counsel (and local counsel as necessary) if the named parties to such proceeding include both the indemnifying party and the indemnified party and, in the reasonable judgment of the indemnified party, representation of both parties by such counsel would be inappropriate due to actual or potential differing interests between them, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any proceeding unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

11.05. To the extent the indemnification provided in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsection 11.01, 11.02, or 11.03 above in respect of any losses, claims, damages or liabilities or expense whatsoever that are subject to such indemnification, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities or expenses (including legal fees and expenses) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Units to which such action, suit, proceeding or claim relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities or expenses (including legal fees and expenses), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company to the total discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this

      14 subsection 11.05 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 11.05. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above in this subsection 11.05 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person who has violated Rule 10b-5 under the Exchange Act shall be entitled to contribution from any person who has not violated such Rule.

11.06. In addition to the indemnification and contribution provisions contained in subsections 11.01 through 11.05 hereof, in the event any legal or administrative proceedings or actions are instituted or are reasonably believed by the Company to be threatened under the law of any jurisdiction which bring into issue the ability of any Agent to make available Units to its customers in such jurisdiction(s) (the "Affected Jurisdiction(s)"), then, in addition to any other remedies available to the Company, upon written notice from the Company following consultation with any applicable Agent, the applicable Agent or Agents shall forthwith cease to make Units available to customers in the Affected Jurisdiction(s).

11.07. The Company and each Agent agree to promptly notify the other parties hereto of the threat or commencement of any action, suit, proceeding or claim by or before any state or federal court or administrative agency, of which it obtains knowledge, which may give rise to a claim of indemnification under this
Section 11, under the indemnity provisions of any applicable Participation Agreement or the Escrow Agreement, or which would be reasonably likely to preclude or restrict an Offering.

11.08. In any proceeding relating to the Registration Statement, any preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 11 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

11.09. The indemnity and contribution agreements contained in this Section 11 and the respective agreements, representations, warranties and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or the Company or any person controlling the Underwriter, the Company or its directors, officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor of the Underwriter or the Company or its directors or officers referred to above (or of any person controlling the Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 11.

SECTION 12 Notice

Except as otherwise expressly provided in this Agreement:

12.01. Whenever Notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing and mailed, delivered or telecopied and addressed to the Company as follows:

CHINA AGRI-BUSINESS, INC.       76 Cranbrook Road            Baltimore, MD 21020

            Copies of Communications to:

            Darren Ofsink, Esq.
            Guzov Ofsink, LLC
            600 Madison Avenue, 14(th) Floor
            New York, NY 10022

12.02 Whenever notice is required by the provisions of this Agreement to be given to the Underwriter, such notice shall be given in writing and mailed, delivered or telecopied and addressed to the Underwriter as follows:

Spencer Edwards, Inc.  6041 South Syracuse Way Suite 305
Greenwood Village, Colorado 80111.

Copies of Communications to: Christine Dusbabek, Esq. Corporate Legal, LLC 6041 South Syracuse Way Suite 305 Greenwood Village, Colorado 80111

SECTION 13 Miscellaneous

13.01. Benefit. This Agreement is made solely for the benefit of the Underwriter, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Units.

13.02. Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Underwriter contained in Section 7 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Underwriter or any such officer or director thereof or any controlling person of the Company or of the Underwriter, (ii) delivery of or payment for Units, or (iii) the Closing, and any successor of the Company and the Underwriter or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefit thereof.

13.03. Governing Law and Venue. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Colorado. Any action arising from or related to this Agreement or the Public Offering of the Units shall be brought and shall have venue only in the District Court in and for the County of Arapahoe, State of Colorado, or the United States District Court for the District of Colorado.

13.04. Underwriter's Information. The statements with respect to the Public Offering of the Units on the cover page of the Registration Statement and under the caption "Underwriting" in the Registration Statement constitute the written information furnished by or on behalf of the Underwriter referred to in subsection 2.02 hereof.

13.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the Agreement between Spencer Edwards, Inc. and the Company.

Very truly yours,

CHINA AGRI-BUSINESS, INC.

----------------------------------



[First-Last Name, Title]

We hereby confirm, as of the date hereof, that the above letter sets forth the agreement between the Company and Spencer Edwards, Inc.:

SPENCER EDWARDS, INC.

By:_______________________________  Gordon Dihle, President